UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

700 Saginaw Drive

Redwood City, CA 94063

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 25, 2015, Relypsa, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith and Cowen and Company, LLC, as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 3,900,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”) to the Underwriters (the “Offering”). The Shares were sold at a public offering price of $38.50 per Share, and were purchased by the Underwriters from the Company at a price of $36.19 per Share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option for 30 days to purchase up to an additional 585,000 shares of Common Stock.

On February 26, 2015, the Underwriters exercised their option to purchase the additional 585,000 shares of Common Stock in full.

The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-200732).

The Offering closed on March 3, 2015. The Company received net proceeds from the Offering of approximately $161.9 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after February 25, 2015 without first obtaining the written consent of the Representatives on behalf of Underwriters, subject to certain exceptions as described in the prospectus supplement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 25, 2015, among Relypsa, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Cowen and Company, LLC, as representatives of the underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015	RELYPSA, INC.

	By:	/s/ Ronald A. Krasnow
Ronald A. Krasnow
Senior Vice President and General Counsel